Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PHC, Inc.
Peabody, Massachusetts

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of PHC, Inc. (the "Company") of our report dated September 24, 2010, relating to the consolidated financial statements appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 2010.

/s/ BDO USA, LLP
Boston, Massachusetts
January 6, 2011
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